Filed Pursuant to Rule 433 of the Securities Act of 1933

Free Writing Prospectus dated February 20, 2026

Relating to the Prospectus dated September 15, 2025

and Relating to the Prospectus Supplement dated December 9, 2025

Registration File No. 333-290252

Strive, Inc. (the “Company”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement (including a base prospectus), a prospectus and a prospectus supplement to the base prospectus for the offerings to which this communication relates. Before you invest, you should read the prospectus, the prospectus supplement and accompanying base prospectus in that registration statement and other documents incorporated by reference or that the Company has filed with the SEC for more complete information about the Company and the offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.strive.com.

Text of first social media post: “Bitcoin's 29% pullback? Just another chapter in its growth story. Meanwhile, $SATA delivered its cash dividend on schedule this Tuesday, February 17th, providing holders with reliable yield amid the volatility.” including the following graphic:

Second social media post will be a comment under the first social media post including the following graphic: